SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of

                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          NATIONAL R.V. HOLDINGS, INC.
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                  (Name of Registrant as Specified In Its Charter)


         ----------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
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


4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

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

                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. Perris Boulevard
                            Perris, California 92571


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 11, 2001

     The Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), hereby gives notice that the 2001 Annual Meeting of Stockholders of the Company will be held on Monday, June 11, 2001, at 9:00 a.m., Pacific Standard Time, at the Company's headquarters located at 3411 N. Perris Boulevard, Perris, California 92571, for the following purposes:

     1. To elect three persons to serve on the Company's Board of Directors as Class II Directors until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the Company's By-laws.

     2. To consider and vote upon a proposal to amend the Company's 1999 Stock Option Plan in order to increase the number of shares of common stock eligible for issuance under the plan from 800,000 to 1,150,000.

     3.   To   ratify   the   selection   by   the   Board   of   Directors   of
PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2001.

     4. To transact such other and further business as may properly come before the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on May 4, 2001 are entitled to notice of and to vote at the meeting. If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy. A copy of the Company's Proxy Statement is enclosed herewith.

                                          By Order of The Board of Directors



                                          Stephen M. Davis, Secretary
May 7, 2001

                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571

                                 PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON JUNE 11, 2001

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Monday, June 11, 2001, at 9:00 a.m., Pacific Standard Time, at the Company's headquarters located at 3411 N. Perris Boulevard, Perris, California 92571, and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about May 7, 2001.

     The close of business on May 4, 2001 has been selected as the record date (the "Record Date") for determining the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were ________ shares of Common Stock outstanding and approximately 81 holders of record. Holders of Common Stock are entitled to one vote per share.


     The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Elections of directors will be determined by a plurality of vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the amendment to the 1999 Stock Option Plan. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent public accountants.

     Unless proxies have been previously revoked, all shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. Any person giving a proxy has the power to revoke it, in writing delivered to the Secretary of the Company at the address given above, at any time prior to its exercise. If no direction is given, a properly executed proxy will be voted FOR the election of the persons named under "Election of Directors", FOR the approval of the amendment to the 1999 Stock Option Plan and FOR the ratification of the selection of PricewaterhouseCoopers LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

                              ELECTION OF DIRECTORS

ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors consists of seven members and is divided into three classes of directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. At the Annual Meeting, stockholders will elect three Class II Directors to serve until the Annual Meeting of Stockholders to be held in 2004 and until their successors are elected and qualified.

Nominees for Class II Director

     Stephen M. Davis, Robert E. Lee and Greg McCaffery, incumbent Class II Directors, have been nominated by management for reelection to the Board of Directors as Class II Directors at the Annual Meeting and have consented to serve as such, if elected. Certain information regarding these nominees is set forth below in the section entitled "Management of the Company -- Executive Officers and Directors."

Vote Required

     The affirmative vote of the record holders of a plurality of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to elect Directors. The enclosed proxy provides a means for stockholders to vote for the election of the nominees or to withhold authority to vote for such nominees. Abstentions with respect to the election of the nominees for Class II Directors will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.

     It is the intention of the persons in the enclosed proxy to vote FOR the election of Stephen M. Davis, Robert E. Lee and Greg McCaffery to serve as Class II Directors of the Company. Messrs. Davis, Lee and McCaffery, who currently serve as Directors, have consented to be named in this Proxy Statement and to continue to serve if elected. Management does not contemplate or foresee that the nominees will be unable or unwilling to serve or be otherwise unavailable for election.

Board Recommendation

     The Board of Directors recommends that stockholders vote FOR the election of the nominees for Class II Directors set forth above.

             APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN

ITEM 2 -- PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S
               1999  STOCK OPTION PLAN
General

     On April 12, 1999, the Company's Board of Directors adopted the Company's 1999 Stock Option Plan (the "1999 Option Plan"). The 1999 Option Plan was approved by the Company's stockholders at the 1999 Annual Meeting. An amendment to the 1999 Option Plan increasing the number of shares of Common Stock from 400,000 to 800,000 was adopted by the Company's Board in April 2000 and approved by stockholders at the 2000 Annual Meeting. On April 18, 2001, the Company's Board of Directors proposed, subject to stockholder approval, an additional amendment to the 1999 Option Plan. The purpose of the amendment to the 1999 Option Plan being submitted for approval at the Annual Meeting is to increase the number of shares of Common Stock which are eligible for issuance under the 1999 Option Plan from 800,000 to 1,150,000. The proposed amendment responds to several developments affecting the Company, including the growth in the use of stock-based compensation by companies with which the Company competes for talent and the increased number of Company employees who are eligible for receiving stock options from the Company. In approving the proposed amendment, among other matters, the Board reviewed competitive market data regarding compensation practices and trends in the recreational vehicle industry and considered compensation issues and management hiring needs. If the stockholders do not approve the proposed amendment, the Company believes that it will have insufficient shares under its various existing stock option plans in order to compensate existing and future employees. This could pose a significant recruiting and retention problem for the Company.

     The following is a summary of the provisions of the 1999 Option Plan, as proposed to be amended, and is qualified in its entirety by express reference to the text of the 1999 Option Plan.

Shares Reserved

     Subject to the approval of the proposed amendment increasing the authorized shares described above, under the 1999 Option Plan, a total of 1,150,000 shares of Common Stock will be reserved to be issued upon exercise of options granted under the plan, subject to adjustment in the event of, among other things, an increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock. As of the date of this Proxy Statement, options to purchase 781,750 shares of Common Stock had been granted under the 1999 Option Plan. Unless the proposed amendment is approved by the stockholders at the Annual Meeting, the Company will only have 18,250 additional options available for grant under the 1999 Option Plan.

Plan Description

     Purpose. The purpose of the 1999 Option Plan is to strengthen the Company by providing an incentive to its employees, consultants and directors and encouraging them to devote their abilities to the success of the Company. It is intended that this purpose be achieved by extending to employees, consultants and directors of the Company or any subsidiary an added long-term incentive for high levels of performance and exceptional efforts through the grant of options to purchase shares of the Common Stock of the Company.

     Administration. The 1999 Option Plan provides that it shall be administered by the Compensation Committee of the Board of Directors. The Compensation Committee must consist of no fewer than two (2) persons who are (i) "nonemployee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule or regulation and (ii) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); provided however, that clause (ii) shall apply only with respect to grants of Options intended by the Compensation Committee to qualify as "performance-based compensation" under Section 162(m) of the Code. Subject to the terms of the 1999 Option Plan, the Compensation Committee has full power to select, from among the employees and directors eligible for option grants, the individuals to whom options will be granted, and to determine the specific terms and conditions of each option grant in a manner consistent with the 1999 Option Plan; to waive compliance by participants with terms and conditions of option grants; to modify or amend option grants in a manner consistent with the 1999 Option Plan; to interpret the 1999 Option Plan and decide any questions and settle all controversies and disputes that may arise in connection therewith; and to adopt, amend, and rescind rules and regulations for the administration of the 1999 Option Plan. Determinations of the Compensation Committee on all matters relating to the 1999 Option Plan are conclusive.

     Eligibility. Options may be granted to any employee, consultant or director of the Company, provided that incentive stock options (as defined below) may only be granted to employees and to directors who are also employees.

     Options: Grants and Exercise. The 1999 Option Plan permits the granting of non-transferable stock options that qualify as incentive stock options ("ISOs") under Section 422(b) of the Code, and non-transferable stock options that do not so qualify ("non-statutory options"). The option exercise price of each option is to be determined by the Compensation Committee, but it may not be less than 100% of the fair market value of the shares on the date of grant (and, with respect to ISOs, 110% in the case of a person who owns stock possessing more than 10% of the voting power of the Company (a "10% stockholder")). For purposes of the 1999 Option Plan, "fair market value" on any given date means the average of the high and low sales price at which Common Stock is traded on such date as reflected on the New York Stock Exchange. On April 18, 2001, the closing sales price of one share of Common Stock on the New York Stock Exchange was $8.12. The aggregate number of shares of Common Stock with respect to which options may be granted to any eligible person is 100,000 per calendar year.

     The term of each option shall be determined by the Compensation Committee; provided, however, in the case of an ISO, the term may not exceed ten years from the date of grant (five years, in the case of a 10% stockholder); non-statutory options have a term limited to ten years from the date of grant.

     The Compensation Committee determines at what time or times and under what conditions (including performance criteria) each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee. The Compensation
Committee also determines, at the time of grant of each option, the terms and conditions under which the options granted to a participant may be exercised in the event of such participant's termination of service as an employee or director as a result of death, disability or termination of employment.

     To the extent not otherwise provided by the Compensation Committee, options granted to employees become exercisable in three installments, each equal to one-third of the entire option granted and exercisable on the first, second and third anniversaries of the grant date, respectively. In the event of termination of a participant's service to the Company, vested options may be exercised within one year following the date of death or following a determination of disability and within three months following termination for any other reason; except that, if such termination is for cause, the options will not be exercisable following such termination. In no event may an option be exercised later than the date of expiration of the term of the option as set forth in the agreement evidencing such option.

     In order to exercise an option, the participant must provide written notice and full payment to the Chief Financial Officer of the Company. The option exercise price of options granted under the 1999 Option Plan must be paid for in cash or other shares of Common Stock upon such terms and conditions as determined by the Compensation Committee. The Compensation Committee may require that upon exercise of an option, certificates representing shares thereby acquired bear an appropriate restrictive legend if the sale of the shares has not been registered under the Securities Act of 1933, as amended. 1.

     No option may be transferred other than by will or by the laws of descent and distribution or, to the extent permitted by applicable law and regulations and for no consideration, to or for the benefit of the participant's spouse, parents, children, step-children, brothers, sisters or grandchildren, or to a partnership or limited liability company for one or more members of the participant or his spouse, parents, children, step-children, brothers, sisters or grandchildren, subject to any limits that the Compensation Committee may establish.


     Mergers and Consolidations. In the event of a dissolution or liquidation or merger or consolidation of the Company, the options shall continue in effect in accordance with their respective terms, and each participant shall be entitled to receive the same number and kind of stock, securities, cash, property or other consideration that each holder of Common Stock was entitled to receive in the transaction in respect of the Common Stock.

     Amendment. The Board may amend the 1999 Option Plan for any purpose which may at the time be advisable and permitted by law, except that no amendment or termination of the 1999 Option Plan may adversely affect the rights of any participant (without his or her consent) under an option previously granted.

     Term of Plan. Unless sooner terminated by the Board, the 1999 Option Plan will terminate at the tenth anniversary of the date of adoption by the Board.

Certain Federal Income Tax Consequences

     The following summary generally describes the principal federal (and not state and local) income tax consequences of options granted under the 1999 Option Plan (and, except as otherwise indicated, the Company's prior option plans described under the heading "Management of the Company -- Stock Option Plans" in this Proxy Statement). It is general in nature and is not intended to cover all tax consequences that may apply to a 1999 Option Plan participant or to the Company. The provisions of the Code and the regulations thereunder relating to these matters ("Treasury Regulations") are complex, and their impact in any one case may depend upon the particular circumstances. Each holder of an option under the 1999 Option Plan should consult the holder's own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the 1999 Option Plan. This discussion is based on the Code as currently in effect.

     If an option (whether an ISO or non-statutory) is granted to a participant in accordance with the terms of the 1999 Option Plan, no income will be recognized by such participant at the time the option is granted.

     Generally, on exercise of a non-statutory option, the amount by which the fair market value of the shares of the Common Stock on the date of exercise exceeds the purchase price of such shares will be taxable to the participant as ordinary income, and, in the case of any employee, the Company will be required to withhold tax on the amount of income recognized by the employee upon exercise of a non-statutory option. Except as described in the next paragraph, such amount of employee compensation will be deductible for tax purposes by the Company in the year in which the participant recognizes the ordinary income. The disposition of shares acquired upon exercise of a non-statutory option will result in capital gain or loss (long-term or short-term depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the non-statutory option.

     Section 162(m) of the Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation will include, not only cash compensation, but also the difference between the exercise price of non-statutory options (and ISO's in the case of a disqualifying disposition) and the value of the underlying stock on the date of exercise. Under the Code, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1.0 million or meets certain other conditions (i.e. being "performance-based"). Because the grants of options under the 1997 Option Plan, the 1996 Stock Option Plan described under the heading "Management of the Company -- Stock Option Plans" and certain outstanding options granted outside of the Company's option plans have not met the applicable conditions, compensation resulting from the exercise of such options will be subject to the deduction limitations described above. The 1999 Option Plan has been structured in order to allow for the potential grant of non-statutory options (or disqualified ISO's) that may qualify as deductible "performance-based" compensation (as defined in the Code).

     Generally, on exercise of an ISO, an employee will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of Common Stock received ("ISO shares") on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the employee to the alternative minimum tax ("AMT"). Upon the disposition of the ISO shares, the employee will recognize long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the purchase price of such shares. Generally, however, if the employee disposes of the ISO shares within two years after the date of option grant or within one year after the date of option exercise (a "disqualifying disposition"), the employee will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes for the taxable year in which the disqualifying disposition occurs, in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, if less, the amount of the gain on sale). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute capital gain.

     If an option is exercised through the use of Common Stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares are ISO shares and the holding period requirement for those shares was not satisfied at the time they were used to exercise an option, such use would constitute a disqualifying disposition of such previously owned ISO shares, resulting in the recognition of ordinary income (but not any additional capital gain) in the amount described above. If an otherwise qualifying ISO first becomes exercisable in any one year for shares having a fair market value, determined as of the date of the grant, in excess of $100,000, the portion of the option in respect of such excess shares will be treated as a non-statutory option.

     Section 16(b) of the Exchange Act generally requires officers, directors and 10% stockholders of the Company to disgorge profits realized by buying and selling the Company's Common Stock within a six month period. Consequently, by application of Code Section 83 to those participants who are subject to Section 16, generally the relevant date for recognizing and measuring the amount of ordinary income in connection with an exercise of a non-statutory option, as well as the relevant date for recognizing and measuring the amount of an employee's ordinary income and the Company's tax deduction in connection with a disqualifying disposition of ISO shares as discussed above, will be upon the expiration of any period during which the optionee is subject to the liability provisions of Section 16(b) of the Exchange Act with respect to a particular option.

Vote Required

     The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the amendment to the 1999 Option Plan. Approval of the amendment to the 1999 Option Plan by stockholders is required for ISO options granted under the 1999 Option Plan to meet the requirements of Code Sections 422 and 162(m) and to meet the stockholder approval requirements of the New York Stock Exchange. Abstentions will have the same effect as a vote against the approval of the amendment to the 1999 Option Plan and broker non-votes will have no effect on such vote.

Board Recommendation

     The Board of Directors recommends that stockholders vote FOR the approval of the proposed amendment to the 1999 Option Plan.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

ITEM 3 -- RATIFICATION OF APPOINTMENT OF
              INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2001. Although the selection of auditors does not require ratification, the Board has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification because management believes this matter is of such significance as to warrant stockholder participation. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting in person or by telephone conference to respond to appropriate stockholder questions, and they will be given the opportunity to address the stockholders, if they so desire. In addition to audit services, PricewaterhouseCoopers LLP also provided certain non-audit services to the Company in 2000. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the fees incurred by the Company for the services of PricewaterhouseCoopers LLP in 2000.

                    Financial Information Systems Design and
Audit Fees                    Implementation Fees                All Other Fees

$100,600                         $211,652                              $12,000


Vote Required

     The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent public accountants. Abstentions and broker non-votes will have no effect on the vote for the ratification of the selection of the independent public accountants.

Board Recommendation

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2001.

                            MANAGEMENT OF THE COMPANY

       The executive officers and directors of the Company are as follows:

Name                   Age    Position

Gary N. Siegler        39     Chairman of the Board and Chief Executive Officer
Wayne M. Mertes        64     President and Chief Executive Officer of
                                National R.V., Inc. and Director
Robert B. Lee          62     President, Chief Operating Officer and
                              Director
Doy B. Henley          71     Director(1)(2)
Greg McCaffery         48     Director(1)(2)
Stephen M. Davis       47     Director and Secretary(2)
Neil H. Koffler        34     Director(1)
Bradley C. Albrechtsen 38     Chief Financial Officer, Treasurer
                                and Assistant Secretary
_____________________

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.


Executive Officers and Directors

     GARY N. SIEGLER. Mr. Siegler has served as Chairman of the Board of Directors of the Company since April 1989, as Chief Executive Officer since April 2001, and as Co-Chief Executive Officer and from March 2001 to April 2001, and as Vice President and Secretary from April 1989 to August 1993. Mr. Siegler is a Class I director whose term expires in 2002. From 1989 to 1999, Mr. Siegler was a voting member and executive officer of SC Fundamental LLC, a New York-based investment management firm, and its predecessors.

     WAYNE M. MERTES. Mr. Mertes has been a director of the Company since October 1991, co-Chief Executive Officer from March 2001 to April 2001, Chief Executive Officer from August 1993 to March 2001, and President from August 1993 to April 2001. In April 2001, Mr. Meters was appointed President and Chief Executive Officer of National R.V, Inc., the Company's wholly-owned operating subsidiary ("NRV"). Mr. Mertes is a Class I director whose term expires in 2002. Mr. Mertes co-founded the predecessor of NRV in 1964 under the name Dolphin Trailer Company and continuously served as an executive officer of such predecessor and, subsequently, NRV since such time through July 1999 and since April 2001.

     ROBERT B. LEE. Mr. Lee has been a director of the Company since November 1996, co-Chief Executive Officer from March 2001 to April 2001 and President and Chief Operating Officer since April 2001. Mr. Lee is a Class II director whose term expires at the Annual Meeting. See "Election of Directors - Nominees for Class II Director." Mr.Lee founded the Company's Country Coach, Inc. subsidiary ("CCI") in 1973 and served as Chairman and Chief Executive Officer of CCI from 1973 to July 2000. From July 2000 to March 2001, Mr. Lee was a consultant to the Company.

     DOY B. HENLEY. Mr. Henley has been a director of the Company since February 1998. Mr. Henley is a Class III director whose term expires in 2003. Mr. Henley is chief executive officer of Bruce Properties, a private real estate management company. Mr. Henley was a founder and, from 1966 to 1997, had been the Chairman and Chief Executive Officer of Aeromil Engineering Company, a computer-automated manufacturing firm engaged in the production of complex machined titanium track systems and structural components for the aerospace industry.

     GREG McCAFFERY. Mr. McCaffery has been a director of the Company since February 1998. Mr. McCaffery is a Class II director whose term expires at the Annual Meeting. See "Election of Directors - Nominees for Class II Director." Mr. McCaffery is a founder and president of, and since 1984 has operated, McCaffery Homebuilders, a builder of custom homes located in Orange Country, California.

     STEPHEN M. DAVIS. Mr. Davis has been a director and Secretary of the Company since August 1993 and Assistant Secretary and Assistant Treasurer from May 1989 to August 1993. Mr. Davis is a Class II director whose term expires at the Annual Meeting. See "Election of Directors - Nominees for Class II Director." For more than the last five years, Mr. Davis has been a shareholder of the law firm Heller Ehrman White & McAuliffe LLP (formerly Werbel & Carnelutti, A Professional Corporation).

     NEIL H. KOFFLER. Mr. Koffler has been a director of the Company since August 1993. He is a Class III director whose term expires in 2003. Since June 1989, Mr. Koffler has been a member or executive officer of SC Fundamental LLC, a New York-based investment management firm, and its predecessors.

     BRADLEY C. ALBRECHTSEN. Mr. Albrechtsen has been Chief Financial Officer and Treasurer of the Company since April 1999 and Assistant Secretary since January 1999. Mr. Albrechtsen served as the Company's Controller from 1993 through April 1999 and as Assistant Controller prior to 1993. Mr. Albrechtsen is a certified public accountant with six years of public accounting experience, including three years at Arthur Young & Co. (the predecessor of Ernst & Young).

Board of Directors and Committees

     Pursuant to the Company's Bylaws, the Company's Board of Directors is divided into three classes of Directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. Outside directors (directors excluding Messrs. Siegler, Mertes and Lee) receive an annual director retainer of $15,000 and an in-person per meeting fee of $500. Messrs. Siegler, Mertes and Lee do not receive any additional compensation for acting as directors. Directors are also entitled to receive reimbursement for travelling costs and other out-of-pocket expenses incurred in attending Board meetings. During the year ended December 31, 2000, the Board of Directors held 14 meetings (and took action by written consent on one other occasion). All incumbent directors attended at least 90% of those meetings and of its committees of which they were members that were held while they were serving on the Board or such committee.

     The Board of Directors has established an Audit Committee, currently consisting of Messrs. Koffler, Henley and McCaffery. The Audit Committee reviews the performance of the independent accountants as auditors for the Company, discusses and reviews the scope of the prospective annual audit and reviews the results with the auditors. The Audit Committee held one meeting during the year ended December 31, 2000. The Company also has a Compensation Committee, consisting of Messrs. Davis, Henley and McCaffery, which reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Compensation Committee held four meetings during the year ended December 31, 2000. The Company does not have a standing nominating committee.

     Pursuant to the Company's Bylaws, officers of the Company hold office until the first meeting of directors following the next annual meeting of stockholders and until their successors are chosen and qualified. It is anticipated that immediately following the Annual Meeting, the Board of Directors elected at the Annual Meeting will hold the 2001 Annual Meeting of the Board of Directors. At such meeting, it is anticipated that the current officers of the Company will be re-elected to serve in the capacities set forth above until the next Annual Meeting of the Board of Directors or until their respective successors are duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2000, all filing requirements applicable to its officers and directors were complied with by such individuals.

Compensation of Chairman and Executive Officers

     The following table sets forth all compensation awarded to, earned by or paid to the Company's Chairman and each of the Company's executive officers (the "Named Individuals") for the Company's fiscal periods as specified below:


                                                                                              Long Term
                                                          Annual Compensation               Compensation        All Other
                                                                                                              Compensation
                                              -------------------------------------------

          Name and            Year Ended                                   Other Annual
     Principal Position       December 31,        Salary          Bonus  Compensation(1)    Options/SARs

Gary N. Siegler               2000             $198,380      $144,900        ---             33,600              ---
 Chairman and Chief           1999             $156,000      $161,000        ---             35,000              ---
Executive Officer (2)         1998             $130,000       $75,000        ---               ---           $231,000(3)

Wayne M. Mertes               2000             $283,400      $207,000        ---             48,000              ---
 President and Chief          1999             $260,000      $230,000        ---             50,000              ---
 Executive Officer (4)        1998             $248,060      $230,000        ---               ---               ---


Robert B. Lee                 2000             $210,000       ---            ---             20,000              ---
President and Chief           1999             $200,000       $60,000        ---               ---               ---
Operating Officer(5)          1998             $200,000       $75,000        ---               ---               ---

Bradley C. Albrechtsen        2000             $130,000       $52,650        ---             14,000              ---
 Chief Financial Officer      1999(6)          $104,000       $31,000        ---             15,000              ---

______________________
(1)    The aggregate amount of all perquisites and other personal benefits paid to each Named Individual is not greater than either
     $50,000 or 10% of the total of the annual salary and bonus reported for either such executive.

(2)    Mr. Siegler was appointed Chief Executive Officer in April 2001.  Portions of Mr. Siegler's salary and bonus earned for the fiscal years shown in the table were paid to Mr. Siegler in the following fiscal year.

(3)    This amount represents fees paid pursuant to a financial advisory agreement between the Company and 712 Advisory Services,
     Inc., an affiliate of Mr. Siegler.  This agreement expired on December 31, 1998.

(4)    Mr. Mertes acted as President and Chief Executive Officer during 2000 and until April 2001. In April 2001, Mr. Mertes was appointed President and  Chief Executive Officer of NRV.

(5)    Mr. Lee was appointed President and Chief Operating Officer in April 2001.

(6)    Mr. Albrechtsen was appointed Chief Financial Officer in April 1999.


Compensation Committee Interlock and Insider Participation

     Compensation decisions during the fiscal year ended December 31, 2000 were made by the Company's Compensation Committee and by the Board of Directors, which included Wayne M. Mertes, President and Chief Executive Officer of the
Company until April 2001 and of NRV since April 2001, and Robert B. Lee, currently President and Chief Operating Officer of the Company and Chairman and Chief Executive Officer of CCI until July 2000. Neither Mr. Mertes nor Mr. Lee participated in Board deliberations or voting concerning their compensation, which has been established by their respective employment agreements.

Employment Agreements

     The Company is a party to an employment agreement with Mr. Mertes entered into in January 2000 (and subsequently amended in March 2001) which expires on December 31, 2001. Pursuant to his employment agreement, as amended, Mr. Mertes acts as President and Chief Executive Officer NRV, for which he currently receives an annual salary of $283,400. Mr. Mertes is entitled to receive an annual bonus to be determined at the discretion of the Compensation Committee which has engaged William M. Mercer, Incorporated to advise in that regard. Mr. Mertes' annual bonus cannot be less than the bonus provided under his previous employment agreement, which provided for a bonus equal to 20% of the Company's annual "Defined Income" (defined as the Company's net income, after eliminating all extraordinary or non-recurring items of income and expense, before deduction of taxes and interest) in excess of $5,392,000, with a maximum annual bonus limit of $230,000. In connection with Mr. Mertes' prior employment agreement, the Company and Mr. Mertes entered into a split dollar life insurance arrangement in October 1998 in which an insurance policy in the face amount of $2,950,000 was taken out by the Company on the life of Mr. Mertes. The Company has agreed to pay the annual premium thereof of not greater than $150,000 per year for five years. The Company and Mr. Mertes have agreed that the Company shall own the cash value of the policy and that the Company will be entitled to withdraw from the policy $92,601 per annum until the aggregate premiums paid by the Company to the insurance carrier are repaid to the Company. To ensure the repayment of the aggregate premiums paid by Company, the Company is entitled to receive from the policy's death benefits the greater of the aggregate premiums not yet repaid and the then cash value of the policy.

     By action of the Board of Directors based upon the recommendation of the Compensation Committee, as advised by William M. Mercer, Incorporated, Mr. Siegler's cash compensation for acting as Chairman of the Company for 2000 was fixed at 70% of the cash compensation paid to Mr. Mertes.

     In January 2000, CCI entered into an employment agreement expiring December 31, 2001 with Robert B. Lee, CCI's Chairman and Chief Executive Officer until July 2000. From July 2000 to March 2001, Mr. Lee acted as a consultant to the Company, in March 2001, Mr. Lee was appointed Co-Chief Executive Officer of the Company, and in April 2001, Mr. Lee was appointed President and Chief Operating Officer of the Company. Pursuant to the agreement, Mr. Lee will receive an annual salary of $210,000. In addition, Mr. Lee is entitled to receive an annual bonus to be determined at the discretion of the Compensation Committee which has engaged William M. Mercer, Incorporated to advise in that regard. Mr. Lee's annual bonus cannot be less than the bonus provided under his previous employment agreement, which provided for a bonus based on CCI's operating profits, of up to $75,000.

     In August 1999, the Company entered into an employment agreement expiring December 31, 2001 with Bradley C. Albrechtsen, the Company's Chief Financial Officer. Pursuant to the agreement, Mr. Albrechtsen currently receives an annual base salary of $130,000. In addition, the Company shall also pay to Mr. Albrechtsen an annual bonus based upon the attainment of certain financial targets for the Company up to a maximum of 45% of his aggregate salary received from the Company for such year.

Stock Option Plans

                  1993 Stock Option Plan

     In August 1993, the Company adopted and approved the 1993 Stock Option Plan (the "August 1993 Plan"). The August 1993 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The August 1993 Plan provides for the award of options to purchase up to 450,000 shares of Common Stock, of which 200,800 were subject to outstanding options as of December 31, 2000. The August 1993 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the August 1993 Plan, full authority to select Company individuals eligible to participate in the August 1993 Plan, including officers, directors (whether or not employees) and consultants. The August 1993 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the August 1993 Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the August 1993 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2000, no options were granted under the August 1993 Plan.

                  1993 Option Plan

     In November 1993, the Company adopted and approved the 1993 Option Plan (the "November 1993 Plan"). The November 1993 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The November 1993 Plan provides for the award of options to purchase up to 348,750 shares of the Company's Common Stock, of which 101,250 were subject to outstanding options as of December 31, 2000. The November 1993 Plan is administered by the Company's Board of Directors, which has, subject to the provisions of the November 1993 Plan, full authority to select Company individuals eligible to participate in the November 1993 Plan, including officers, directors (whether or not employees) and consultants. The November 1993 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-qualified stock options. Options granted pursuant to the November 1993 Plan will have such vesting schedules and expiration dates as the Board of Directors shall establish in connection with each participant in the November 1993 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2000, no options were granted under the November 1993 Plan.

                  1995 Stock Option Plan

     In September 1995, the Company adopted and approved the 1995 Stock Option Plan (the "1995 Option Plan"). The 1995 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1995 Option Plan provides for the award of options to purchase up to 225,000 shares of Common Stock, of which 85,833 shares were subject to outstanding options as of December 31, 2000. The 1995 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1995 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1995 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1995 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1995 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2000, no options were granted under the 1995 Option Plan.

                  1996 Stock Option Plan

     In October 1996, the Company's Board of Directors adopted and approved the 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 Option Plan provides for the award of options to purchase up to 675,000 shares of Common Stock, of which 422,401 shares were subject to outstanding options as of December 31, 2000. The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1996 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1996 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1996 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1996 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2000, no options were granted under the 1996 Option Plan.

                  1997 Stock Option Plan

     In June 1997, the Company's Board of Directors adopted and approved the 1997 Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1997 Option Plan provides for the award of options to purchase up to 900,000 shares of Common Stock, of which 641,950 shares were subject to outstanding options as of December 31, 2000. The 1997 Option Plan is administered by the Board of Directors or, at its option, a committee of the Board of Directors. The Board (or a designated committee) has, subject to the provisions of the 1997 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1997 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1997 Option Plan will have such vesting schedules and expiration dates as the Board (or a designated committee) shall establish in connection with each participant in the 1997 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2000, no options were granted under the 1997 Option Plan.

                  1999 Stock Option Plan

     The Company's Board of Directors adopted and approved the 1999 Stock Option Plan in April 1999 and the amended and restated 1999 Stock Option Plan in August 2000 (together, the "1999 Option Plan"). The 1999 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1999 Option Plan provides for the award of options to purchase up to 800,000 shares of Common Stock, of which 781,750 shares were subject to outstanding options as of December 31, 2000. The 1999 Option Plan is administered by the Compensation Committee. The Compensation Committee has, subject to the provisions of the 1999 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1999 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1999 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1999 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2000, 402,500 options were granted under the 1999 Option Plan. At the Annual Meeting, the Company is seeking the approval of an amendment to the 1999 Option Plan in order to increase the number of shares authorized under the 1999 Option Plan from 800,000 to 1,150,000. See "Approval of the Amendment to the Company's 1999 Stock Option Plan."

         Options Granted During Fiscal Year Ended December 31, 2000


     The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 2000 to the Named Individuals.


                                                                                               Potential realizable value
                                                                                               at assumed annual rates of
                                                                                              stock price appreciation for
                                                          Individual Grants                       option term (1)
                                --------------------------------------------

                                            Percent of total
                                              options/SARs     Exercise or
                                               granted to       base price
                               Options        employees in        ($/Sh)     Expiration date
           Name                Granted       fiscal year(2)                                   5% ($)            10% ($)
Gary N. Siegler                 33,600            8.4%            $8.50          8/3/05        78,906           174,362
Wayne M. Mertes                 48,000           12.0%            $8.50          8/3/05       112,723           249,088
Robert B. Lee                   20,000            5.0%            $8.50          8/3/05        46,968           103,787
Bradley C. Albrechtsen          14,000            3.5%            $8.50          8/3/05        32,878            72,651
__________________

(1)      The 5% and 10% assumed annual rates of appreciation are mandated by rules of the Securities and Exchange
         Commission and do not reflect estimates or projections of future Common Stock prices.  There can be no assurance that the amounts reflected in this table will be achieved.

(2)      This percentage is based on the total number of options granted to the Company's employees and its Chairman during the year ended December 31, 2000.  All options granted to the Named Individuals vest in three equal annual installments on the first, second and third anniversaries of the date of grant.


Option Values

     The following table sets forth, as of December 31, 2000, the number of options and the value of exercised and unexercised options held by the Named Individuals.


                                                                                               Value of Unexercised
                                                         Number of Unexercised Options        in-the-money Options at

                                                                at Dec. 31, 2000                  Dec. 31, 2000(1)

                             Shares
                           Acquired in        Value
         Name             Exercise (#)    Realized ($)    Exercisable    Unexercisable     Exercisable    Unexercisable
Gary N. Siegler                ---             ---          525,710          56,934         1,484,646        102,917
Wayne M. Mertes                ---             ---          459,166          81,334         2,199,885        147,024
Robert B. Lee                  ---             ---            ---            20,000            ---            61,260
Bradley C.                     ---             ---           14,100          24,000            28,396         42,882
   Albrechtsen
___________________

(1)  On December 29, 2000, the last trading day of the year 2000,  the last reported sales price for the Common Stock on the New York Stock Exchange was $11.563.


Compensation Committee Report on Executive Compensation

     The  Compensation  Committee  (established by the Board of Directors in May
1998) continued in 2000 its function of reviewing and making recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Committee consists solely of directors who are not employees of the Company. Prior to the establishment of the Compensation Committee, the full Board of Directors reviewed and made all decisions regarding the compensation of the Company's executive officers and employees, based upon the recommendations of the Company's executive officers.

     Compensation of the Company's executive officers and key employees consists of three components: base salary, annual bonuses and long-term incentive awards in the form of stock options. Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Generally, the Company has positioned salaries, together with target bonuses and stock options, at median compensation levels for comparable positions and responsibilities in the market. Individual salaries may be higher or lower, based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on the factors described above. Bonuses and stock option grants closely link executive pay with performance in areas key to the Company's operating success. These areas include sales growth, earnings per share growth, return on average equity and total shareholder return performance. The Company has granted bonuses and stock options to executives and employees based upon subjective and objective performance criteria relating to both the Company and the individual, including the level of Company revenues and earnings and a comparison with the operating results of the Company's peer group, a person's responsibility level and other performance targets.

     In December 1999, the Compensation Committee retained the nationally recognized executive compensation consulting firm of William M. Mercer, Incorporated ("Mercer") to advise it with respect to executive and employee compensation and other related matters for the year 2000. In February 2000, Mercer presented a report to the Board of Directors in which Mercer provided benchmark information on the senior executive positions with respect to both an industry peer group and published compensation and proprietary survey information. Mercer also compared the Company's financial performance to the same peer group and assessed the pay and performance relationship thereof.

     Compensation of Chief Executive Officer. During the year ended December 31, 2000, the compensation of the Company's then President and Chief Executive Officer, Mr. Mertes, was established pursuant to a written employment agreement, pursuant to which Mr. Mertes received an annual salary of $283,400 and a bonus of $207,000. The bonus amount was determined by the Compensation Committee based on the advice of Mercer. Pursuant to the employment agreement, Mr. Mertes' annual bonus cannot be less than the bonus provided under his previous employment agreement, which provided that the bonus would be equal to 20% of the Company's annual "Defined Income" (defined as the Company's net income, after eliminating all extraordinary or non-recurring items of income and expense, before deduction of taxes and interest) in excess of $5,392,000, with a maximum annual bonus limit of $230,000. The terms of Mr. Mertes' employment agreement were negotiated and recommended to the Board of Directors by the Compensation Committee. The Compensation Committee considered Mr. Mertes' contribution to the success of the Company and analyzed, among other matters, the reported compensation of the other chief executive officers of the Company's competitors as well as operating and performance criteria of the Company and such other companies. Such criteria included comparisons and analyses of sales growth, earnings per share growth, return on equity, stock performance and other meaningful data. See "Management of the Company -- Employment Agreements." Mr. Mertes was also awarded 48,000 stock options during 2000. The Committee believes that Mr. Mertes' contribution to the financial growth of the Company and the prevailing market practice made this award appropriate.

     The Company established the 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1999 Stock Option Plan, which are administered by the Compensation Committee, and the 1993 Option Plan and 1997 Stock Option Plan, which are administered by the Board. See "Management of the Company -- Stock Option Plans." The Company adopted these stock option plans in order to create incentives for retaining qualified and competent employees and maximizing long-term stockholder values. Option grants under the 1999 Stock Option Plan were based on the recommendations of the Compensation Committee's consultants, William M. Mercer, Incorporated The Compensation Committee intends to examine and evaluate the performance of the Company's officers and employees, through discussions with senior management and otherwise, and make recommendations to the Board of Directors with respect to base salary, bonuses and any other elements of compensation in light of an overriding Company philosophy linking pay and performance.

                                                     COMPENSATION COMMITTEE
                                                     Stephen M. Davis
                                                     Doy B. Henley
                                                     Greg McCaffery

Report of the Audit Committee

     The Audit Committee members are Neil H. Koffler, Doy B. Henley and Greg McCaffery. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's internal and external auditors.

     The Board of Directors has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

     The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2000 and 1999 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

     The Audit Committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with PricewaterhouseCoopers LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                              AUDIT COMMITTEE

                                                              Neil H. Koffler
                                                              Doy B. Henley
                                                              Greg McCaffery

Performance Graph

     Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of dividends) of the Company; the CRSP Total Return Index for the NYSE/AMEX/Nasdaq Stock Market (US Companies), comprising all domestic shares traded in the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market; and a self-determined peer group of seven companies. The graph assumes $100 invested on December 29, 1995 in the Company and in each of the indices. The performance shown in the graph is not necessarily indicative of future performance.


[GRAPH OMITTED]

Certain Relationships and Related Party Transactions

     For his duties as Chairman, Mr. Gary N. Siegler was paid $342,280 for the year ended December 31, 2000.

     Mr. Robert B. Lee, currently the President and Chief Executive Officer and a director of the Company and the Chairman and Chief Executive Officer of CCI until July 2000, is a partner in a joint venture which is a party to a lease agreement with the Company's CCI subsidiary. Pursuant to the agreement, CCI leases from the joint venture a parcel of property constituting a majority of CCI's manufacturing facilities. During the year ended December 31, 2000, the Company paid $1.2 million under the lease agreement. The lease agreement calls for future payments totaling $6.5 million through October 31, 2005.


     Heller Ehrman White & McAuliffe LLP (formerly Werbel & Carnelutti), a law firm in which Mr. Stephen M. Davis, the Secretary and a director of the Company, is a shareholder, performed legal services for the Company for which it was paid fees and expenses of $112,000 for the year ended December 31, 2000.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

     The following table set forth as of April 1, 2001 the number and percentage of shares of Common Stock held by (i) each of the executive officers and directors of the Company, (ii) all persons who are known by the Company to be the beneficial owners of, or who otherwise exercise voting or dispositive control over, five percent or more of the Company's outstanding Common Stock and
(iii) all of the Company's present executive officers and directors as a group:

                                        Common Stock            Percentage of
Beneficial Owner                         Owned(1)                Outstanding


Gary N. Siegler (2)                        839,184                  7.5%

Wayne M. Mertes (3)                        783,947                  7.1%

Robert B. Lee (4)                          534,161                  5.0%

Neil H. Koffler (5)                         64,977                     *

Stephen M. Davis (6)                        45,840                     *

Doy B. Henley(7)                             7,000                     *

Greg McCaffery(8)                            7,162                     *

Bradley C. Albrechtsen (9)                  19,100                     *

All executive officers
and directors as a                       2,301,371                 19.6%
group (8 in number)
 (2)(3)(4)(5)(6)(7)(8)(9)
_____________________
 *       Less than one percent.

     (1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

     (2) Includes (i) 537,377 shares underlying outstanding options held by Mr. Siegler exercisable immediately or within 60 days, (ii) 42,057 shares of Common Stock owned by The Gary N. Siegler Foundation, which shares Mr. Siegler is deemed to beneficially own, and (iii) 258,704 shares of Common Stock owned by certain other entities, which shares Mr. Siegler is deemed to beneficially own because Mr. Siegler controls dispositive and voting power for the shares owned by such entities. Mr. Siegler's business address is c/o Siegler & Co. Inc., 10 East 50th Street New York, New York 10022.

     (3) Includes 475,832 shares underlying outstanding options exercisable immediately or within 60 days and excludes 3,750 shares of Common Stock owned by Mr. Mertes' wife, Mrs. Mamie M. Mertes, for which Mr. Mertes disclaims beneficial ownership. Mr. Mertes' business address is c/o National R.V., Inc., 3411 N. Perris Blvd., Perris, California 92571.

     (4) Excludes 152,470 shares of Common Stock owned by Mr. Lee's wife, Mrs. Terry N. Lee, for which Mr. Lee disclaims beneficial ownership. Mr. Lee's business address is c/o Country Coach, Inc., 135 East First Street, Junction City, Oregon 97448.

     (5) Includes 59,958 shares underlying outstanding options exercisable immediately or within 60 days held by Mr. Koffler and 5,000 shares of Common Stock owned by SC Fundamental LLC Employees Profit and Sharing Plan, which shares Mr. Koffler is deemed to beneficially own.

     (6) Includes 39,875 shares underlying outstanding options exercisable immediately or within 60 days. Includes 60 shares owned by Mr. Davis' son for which Mr. Davis disclaims beneficial ownership.

     (7) Includes 6,000 shares underlying outstanding options exercisable immediately or within 60 days.

     (8) Includes 6,000 shares underlying outstanding options exercisable immediately or within 60 days.

     (9) Includes 19,100 shares underlying outstanding options exercisable immediately or within 60 days.

                                 OTHER MATTERS

     The Board of Directors is not currently aware of any other matters to be transacted at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine, subject, in any event, to the requirements of Delaware Law.

     The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                              FINANCIAL STATEMENTS

     The Company's audited financial statements for the year ended December 31, 2000 and certain other related financial and business information of the Company are contained in the Company's 2000 Annual Report to Stockholders previously mailed by the Company to its stockholders.

                             STOCKHOLDERS' PROPOSALS

     Any proposal which an eligible stockholder wishes to include in the proxy or information statement for the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 3411 N. Perris Boulevard, Perris, California 92571, not later than January 7, 2002.


                                             By Order of the Board of Directors




                                             Stephen M. Davis, Secretary

Dated: May 7, 2001

                                                                      EXHIBIT A

                             AUDIT COMMITTEE CHARTER
        Adopted by the Board of Directors of National R.V. Holdings, Inc.

Purposes:

The purposes of the audit committee are to:

        Monitor the integrity of the financial statements of the company.

        Oversee the independence of the company's independent auditor.

  Recommend to the board of directors the selection of the independent auditor, evaluate the independent auditor and, where appropriate, recommend the replacement of the independent auditor; it being understood that the independent auditor is ultimately accountable to the board of directors and the audit committee, and that the board of directors and the audit committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to propose the independent auditor for stockholder approval).

Composition:

     The audit committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall be meet the independence and financial literacy requirements of the New York Stock Exchange, and at least one of whom shall have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment.

     Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.

Responsibilities

     Recommend to the board of directors the selection of the independent auditor, which shall ultimately be accountable to the audit committee and the board of directors.

     Evaluate the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to satisfy itself as to the independence of the auditor.

     Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

     Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon and, to the extent the independent auditor or management brings any such matters to the attention of the audit committee, to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information or the adequacy of internal controls.

     Review the management letter delivered by the independent auditor in connection with the audit.

     Following such reviews and discussions, if so determined by the audit committee, recommend to the board of directors that the annual financial statements be included in the company's annual report.

     Meet quarterly with management and the independent auditor to review and discuss the quarterly financial statements; provided that this responsibility may be delegated to the chairman of the audit committee.

     Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that the committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.

     Have such meetings with management as the audit committee deems appropriate to discuss significant financial risk exposures facing the company, and steps management has taken to monitor and control such exposures.

     Review significant changes to the company's accounting principles and practices proposed by the independent auditor or management.

     Evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor.

     At the request of company counsel, review with company counsel legal and regulatory matters that may have a significant impact on the company's financial statements, compliance policies or programs.

     Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

     Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

     At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

     Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     It is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. It is not the responsibility of the audit committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws, regulations or company compliance policies or programs.

                    NATIONAL R.V. HOLDINGS, INC.

            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON JUNE 11, 2001

     The undersigned hereby appoints Wayne M. Mertes and Bradley C. Albrechtsen proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of National R.V. Holdings, Inc., a Delaware Corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, June 11, 2001 at 9:00 a.m., Pacific Standard Time, at the Company's headquarters located at 3411 N. Perris Boulevard, Perris, California 92571, or any adjournments or postponements thereof, with all the powers the undersigned would have if personally present on the following matters:

1.       Election of the following                                      WITHHOLD
         nominees to serve as                                          AUTHORITY
         Class II Directors until              FOR                       to vote
         the 2004 Annual Meeting of            all                       for all
         Stockholders.                       nominees                  nominees

                                               [   ]                     [   ]
    NOMINEES:   Stephen M. Davis, Robert E. Lee and Greg McCaffery


   INSTRUCTIONS:  To withhold  authority to vote for any  individual  nominee, write that nominee's name in the space provided below.
------------------------------------------------------------

2.       Proposal to approve the            FOR           AGAINST      ABSTAIN
         amendment to the Company's        [  ]            [  ]           [  ]
         1999 Stock Option Plan

3.       Proposal to ratify and
         approve the selection by the
         Board of Directors of
         PricewaterhouseCoopers LLP         FOR            AGAINST      ABSTAIN
         as the Company's independent      [  ]              [   ]         [  ]
         public accountants for the fiscal
         year to end December 31, 2001.

4.       In their discretion, the above-named
         proxies are authorized to vote in
         accordance with their own judgment
         upon such other matters as may properly
         come before the Annual Meeting or any
         adjournments or postponements thereof.

     This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted "FOR" the election of all nominees for Directors in Item 1 and "FOR" Items 2 and 3 and the proxies will use their discretion with respect to any matters referred to in Item 4.

     The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated May 7, 2001.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Dated:   , 2001

Signature(s):
                           ------------------------------------------------

     (Note: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)


                                    RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

                    HELLER EHRMAN WHITE & McAULIFFE LLP
                               711 Fifth Avenue
                         New York, New York 10022


                             April 30, 2001

VIA EDGAR
----------
Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  20549
Attention: Filing Desk

                        Re: National R.V. Holdings, Inc.

                           Definitive Proxy Statement

                           ---------------------------

Dear Ladies and Gentlemen:

     On behalf of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), I enclose for filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 (the "Exchange Act") a definitive copy of (1) the Company's Proxy Statement relating to its 2001 Annual Meeting, (2) a Notice of Annual Meeting and (3) the Proxy Card. No fee is required in connection with this filing.

     Pursuant to Rule 14a-6(d) under the Exchange Act, we hereby advise you that the Company anticipates releasing definitive copies of the proxy materials to its stockholders on or about May 7, 2001.


     If we can respond to any comments or questions, please do not hesitate to contact the undersigned or Stephen M. Davis of this firm, collect, at (212) 832-8300.

                                                     Sincerely,

                                                     /s/ Peter DiIorio
                                                     -----------------

                                                     Peter DiIorio

Enclosures